Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned directors and/or officers of M&T Bank Corporation, a corporation organized under the laws of the State of New York (the “Corporation”), hereby constitute and appoint Robert G. Wilmers, René F. Jones, Drew J. Pfirrman, and Brian R. Yoshida, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the post-effective amendment to Form S-8 to amend certain administrative provisions under the M&T Bank Corporation Retirement Savings Plan (the “registration statement”) and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, including to sign the registration statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of the Corporation and in the name and on behalf of such officer or director of the Corporation, to attest to the seal of the Corporation thereon, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory organization, hereby granting to such attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, and generally to do all such things in our names and in our capacities as officers and directors to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully and to all intents and purposes as any such officer or director might or could do in person; and such persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate; and each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

Dated: April 19, 2016

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date set forth above.

/s/ Robert G. Wilmers Robert G. Wilmers	Chairman of the Board, Chief Executive Officer and Director

/s/ René F. Jones René F. Jones	Executive Vice President and Chief Financial Officer

/s/ Michael R. Spychala Michael R. Spychala	Senior Vice President and Controller

/s/ Mark J. Czarnecki Mark J. Czarnecki	President, Chief Operating Officer and Director

/s/ Robert T. Brady Robert T. Brady	Vice Chairman of the Board

/s/ Brent D. Baird Brent D. Baird	Director

/s/ C. Angela Bontempo C. Angela Bontempo	Director

/s/ T. Jefferson Cunningham III T. Jefferson Cunningham III	Director

/s/ Gary N. Geisel Gary N. Geisel	Director

/s/ Richard A. Grossi Richard A. Grossi	Director

/s/ John D. Hawke, Jr. John D. Hawke, Jr.	Director

/s/ Patrick W.E. Hodgson Patrick W.E. Hodgson	Director

/s/ Richard G. King Richard G. King	Director

/s/ Newton P.S. Merrill Newton P.S. Merrill	Director

/s/ Melinda R. Rich Melinda R. Rich	Director

/s/ Robert E. Sadler, Jr. Robert E. Sadler, Jr.	Director

/s/ Denis J. Salamone Denis J. Salamone	Director

/s/ Herbert L. Washington Herbert L. Washington	Director